As Filed with the Securities and Exchange Commission on August 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEXGEL, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	26-4042544
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2150 Cabot Boulevard West, Suite B

Langhorne, PA 19047

(215) 702-8550

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Ian Blackman

Chief Financial Officer

NexGel, Inc.

2150 Cabot Boulevard West, Suite B

Langhorne, PA 19047

(215) 702-8550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey M. Quick, Esq.

Quick Law Group PC

1035 Pearl Street, Suite 403

Boulder, CO 80302

(720) 259-3393

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 20, 2026

PROSPECTUS

NexGel, Inc.

15,252,337 Shares of Common Stock

15,252,337 shares of our common stock, par value $0.001 per share (“Common Stock”). These shares of Common Stock consist of shares issuable upon conversion of unsecured convertible promissory notes issued in our April 2026 financing, our May 2026 financing, and in connection with our acquisition transaction with Celularity Inc. (collectively, the “Notes”), each as described under “The Financings” below.

We are not registering, by this prospectus, any shares of Common Stock issuable upon exercise of the common stock purchase warrants issued together with the Notes (the “Warrants”). As described under “The Financings — Authorized Share Limitation” below, the Company does not currently have a sufficient number of authorized and unissued shares of Common Stock to register the full number of shares issuable upon conversion of the Notes and exercise of the Warrants. The Company has allocated all of its currently available authorized shares to the registration of Note conversion shares, and intends to file one or more additional registration statements or a post-effective amendment to this registration statement to register the shares issuable upon exercise of the Warrants (and any remaining Note conversion shares) once its stockholders have approved a proposed increase in its authorized shares of Common Stock, as described below.

The Notes and Warrants, and the shares of Common Stock issuable upon their conversion or exercise, were issued in private placement transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder. We are registering the resale of the Shares covered by this prospectus as required by the registration rights agreements entered into in connection with each of the financings described above. See “The Financings” below.

The selling stockholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

The issuance of the shares of Common Stock covered by this prospectus could cause substantial dilution to our existing stockholders. The actual number of shares of Common Stock that we issue to the selling stockholders may be less than the aggregate number of shares covered by this prospectus. Please refer to the risk factors under “Risk Factors” beginning on page 5 of this prospectus.

Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of Common Stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of Common Stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the Common Stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Common Stock.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “NXGL.” On August 19, 2026, the last reported sale price of our Common Stock was $0.4040 per share.

Investment in our Common Stock involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”). You should rely only on the information contained in this prospectus and in any related free writing prospectus we may authorize to be delivered to you. We have not, and the Selling Stockholders have not, authorized anyone to provide you with information different from that contained in this prospectus. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or any sale of the Shares.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents incorporated by reference herein, before making an investment decision.

The Company

NexGel, Inc. manufactures high water content, electron beam cross-linked, aqueous polymer hydrogels, or gels, used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. We specialize in custom gels by capitalizing on proprietary manufacturing technologies, and have historically served as a contract manufacturer, supplying our gels to third parties who incorporate them into their own products. We also market our own line of branded consumer products sold direct to consumers, and pursue custom and white label opportunities that combine our gels with proprietary branded products. On April 17, 2026, we completed the license and acquisition of Celularity Inc.’s portfolio of commercial-stage regenerative biomaterials, which we market and sell under the brand name “BioNx.” We operate through two reportable segments: the NexGel segment and the CGN segment.

NexGel was previously known as AquaMed Technologies, Inc. before changing its name to NexGel, Inc. on November 14, 2019. We are a Delaware corporation.

Our principal executive offices are located at 2150 Cabot Boulevard West, Suite B, Langhorne, Pennsylvania 19047, and our telephone number is (215) 702-8550.

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THE OFFERING

Common Stock offered by the Selling Stockholders

Up to 15,252,337 shares of our Common Stock issuable upon conversion of the Notes, as described under “The Financings” below. We are not registering any shares issuable upon exercise of the Warrants in this offering.

Common Stock outstanding before this offering	9,747,663 shares, as of August 20, 2026.

Common Stock outstanding after this offering	Up to 25,000,000 shares, assuming the conversion in full of the Notes to the extent registered hereby.

Use of proceeds	We will not receive any proceeds from the sale of Shares by the Selling Stockholders. See “Use of Proceeds.”

Nasdaq symbol	“NXGL”

Risk factors	Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page 5 and the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as amended, and our subsequent filings with the SEC.

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THE FINANCINGS

April 2026 Financing

On April 17, 2026, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which we issued and sold (i) unsecured convertible promissory notes in the aggregate original principal amount of $6,900,000 and (ii) warrants to purchase an aggregate of 5,750,000 shares of Common Stock, for aggregate gross proceeds of $6,900,000. Between April 22 and April 23, 2026, we sold an additional $775,000 of Notes and related Warrants to additional investors, including Patrick Hannigan, on the same terms.

The April Notes bear interest at 10% per annum (18% upon an Event of Default), payable quarterly in cash or, at the holder’s election, in shares of Common Stock, and mature 18 months after issuance. The April Notes are convertible at an initial Conversion Price of $0.60 per share, subject to full-ratchet anti-dilution adjustment upon dilutive issuances and to automatic downward adjustment, on the 12-month anniversary and at maturity, to the lower of the then-current Conversion Price or the five-trading-day average VWAP as of the applicable measurement date. We are required to maintain a reserve of authorized and unissued shares equal to three times the number of shares issuable upon full conversion of the Notes, as calculated from time to time.

The April Warrants have an exercise price of $0.80 per share, are exercisable for five years from issuance, and may be exercised on a cashless basis if no effective registration statement covers the resale of the underlying shares at the time of exercise.

Additional Asymmetry Note

On July 1, 2026, Asymmetry Point LP purchased an additional $1,000,000 of Notes and related Warrants on the same terms as the April Notes and April Warrants, pursuant to the April Purchase Agreement. This additional purchase did not constitute a new closing under, or otherwise trigger the filing deadlines of, a new registration rights agreement; the shares issuable upon conversion of this additional Note remain subject to the registration rights previously granted under the Registration Rights Agreement described below.

Celularity Note

In connection with Amendment No. 1 to our Asset Purchase and Exclusive License Agreement with Celularity Inc., we agreed to issue a convertible promissory note in the original principal amount of $2,500,000 to Celularity as partial consideration for that transaction, together with a common stock purchase warrant to purchase shares of Common Stock in an amount equal to 50% of the shares issuable upon conversion of the note (the “Celularity Note”). In connection with the same transaction, Sequence LifeScience, Inc. made a strategic investment reflected in an unsecured convertible promissory note in the original principal amount of $5,500,000, together with a related warrant on the same terms, and two of Sequence LifeScience’s principals, Brian Kieser and Kevin Harris, were appointed to our Board of Directors on May 6, 2026. These notes and related warrants have terms identical in all material respects to the April Notes and April Warrants described above, and rank pari passu with the April Notes.

The Celularity Note was not issued to, or held by, Celularity. Instead, pursuant to Section 2.3 of a Settlement Agreement, dated as of May 21, 2026, by and between Celularity and Helena Global Investment Opportunities 1 Ltd. (“Helena Global”), we issued the Celularity Note directly to Helena Global on May 21, 2026. The note issued to Helena Global is deemed, for all purposes, to have been issued and effective as of April 17, 2026, including for purposes of the accrual and computation of interest, notwithstanding its actual issuance date.

May 2026 Financing

Between May 11 and May 15, 2026, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which we issued and sold (i) unsecured convertible promissory notes in the aggregate original principal amount of $1,210,000 and (ii) warrants to purchase an aggregate of 1,008,334 shares of Common Stock, for aggregate gross proceeds of $1,210,000. The terms of the May Notes and May Warrants are substantially identical to the April Notes and April Warrants. Of this $1,210,000, Brian Kieser, a director of the Company, personally invested $1,000,000 in the May 2026 Financing on the same terms as the other purchasers.

Registration Rights

In connection with each of the financings described above, we entered into registration rights agreements pursuant to which we agreed to file, no later than 75 calendar days following the applicable closing date, a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, subject to the aggregate number of authorized shares of our Common Stock then available for issuance under our Certificate of Incorporation, and to use our reasonable best efforts to have such registration statement declared effective no later than 150 calendar days following its initial filing date. This registration statement, of which this prospectus forms a part, is being filed to satisfy those obligations to the extent of the shares currently able to be registered, as described below.

Voluntary Exclusion of Insider Notes

Brian Kieser, a director of the Company, together with Sequence LifeScience, Inc., an entity affiliated with Mr. Kieser, and Adam Levy, Ian Blackman, Steve Ciardiello and Steve Glassman, each an executive officer and/or director of the Company, and Adam Drapczuk, the Company’s former Interim Chief Financial Officer and current financial consultant, have voluntarily agreed not to include the shares of Common Stock issuable upon conversion of their Notes in this registration statement, notwithstanding their contractual registration rights, in order to make additional authorized shares available for the registration of Notes held by our other selling stockholders. Their Notes remain outstanding on their original terms and will be registered for resale in a subsequent registration statement or post-effective amendment.

Authorized Share Limitation

As of August 20, 2026, we had 9,747,663 shares of Common Stock issued and outstanding out of 25,000,000 shares of Common Stock authorized under our Certificate of Incorporation, leaving 15,252,337 shares available for issuance. This amount is not sufficient to cover the full number of shares issuable upon conversion of the Notes and exercise of the Warrants. Consistent with our registration rights agreements, which cap our registration obligation at the number of authorized shares then available, and taking into account the voluntary exclusion described above, we have allocated all of the currently available shares to the registration of shares issuable upon conversion of the Notes held by our remaining selling stockholders, and are not registering any shares issuable upon exercise of the Warrants at this time. Because the shares excluded pursuant to the voluntary exclusion described above free up additional capacity, the Shares registered for resale by each remaining Selling Stockholder under this prospectus represent approximately 111.3% of the shares of Common Stock issuable upon conversion of that Selling Stockholder’s Notes at the initial $0.60 Conversion Price, providing a cushion against potential future downward adjustments to the Conversion Price as described under “Risk Factors” below.

We currently have a Special Meeting of Stockholders scheduled for September 23, 2026 to approve, among other things, an increase in our authorized shares of Common Stock from 25,000,000 to up to 150,000,000 shares. Our stockholders previously declined to approve a substantially similar increase (to 100,000,000 shares) at our 2026 Annual Meeting of Stockholders held on July 31, 2026, as well as at a discretionary reverse stock split proposal presented at the same meeting. If our stockholders approve the proposed increase at the Special Meeting, we intend to file one or more additional registration statements or a post-effective amendment to this registration statement to register the remaining shares issuable upon conversion of the Notes and the shares issuable upon exercise of the Warrants. There is no assurance that our stockholders will approve the proposed increase in authorized shares.

Stockholder Approval of Exchange Cap

At our 2026 Annual Meeting of Stockholders held on July 31, 2026, our stockholders approved, for purposes of Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants issued in the April 2026 and May 2026 private placement transactions, including the note issued to Celularity (now held by Helena Global), in excess of the 19.99% Exchange Cap that had previously applied under Nasdaq rules. As a result, the Exchange Cap no longer limits the conversion of the Notes or exercise of the Warrants.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, together with the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as amended by our Form 10-K/A, and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as all other information contained in or incorporated by reference into this prospectus.

There is substantial doubt about our ability to continue as a going concern.

As disclosed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, incorporated by reference herein, we had an unrestricted cash balance of $0.5 million as of June 30, 2026, incurred a net loss of $4.5 million for the six months then ended, and used $2.7 million of cash in operating activities during that period. These conditions raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to grow our current products, manage our expenses, and ultimately achieve profitable operations, and there can be no assurance that we will be able to do so, or that additional financing will be available on acceptable terms, or at all.

We do not currently have enough authorized shares of Common Stock to register the full number of shares issuable upon conversion of the Notes and exercise of the Warrants, and our stockholders have previously declined to approve an increase in our authorized shares.

As described under “The Financings — Authorized Share Limitation,” we have registered for resale only a portion of the shares issuable upon conversion of the Notes, and none of the shares issuable upon exercise of the Warrants, because we do not have enough authorized and unissued shares of Common Stock to cover the full amount. We intend to seek stockholder approval to increase our authorized shares from 25,000,000 to up to 150,000,000 at a Special Meeting scheduled for September 23, 2026. However, our stockholders declined to approve a substantially similar increase (to 100,000,000 shares), as well as a discretionary reverse stock split, at our 2026 Annual Meeting of Stockholders held on July 31, 2026. If our stockholders do not approve the proposed increase at the Special Meeting, we may be unable to register the remaining shares issuable upon conversion of the Notes or any shares issuable upon exercise of the Warrants, which could put us in breach of our registration rights and other obligations to the Selling Stockholders, and could also leave us unable to satisfy the Notes’ Reserved Amount covenant, which requires us to reserve three times the number of shares issuable upon conversion of the Notes.

The Conversion Price of the Notes may be adjusted downward with no floor, and future conversions could result in substantial dilution to our existing stockholders.

The Notes are convertible at an initial Conversion Price of $0.60 per share, subject to full-ratchet anti-dilution adjustment for future dilutive issuances and to automatic downward resets, on the 12-month anniversary of issuance and at maturity, to the lower of the then-current Conversion Price or a five-trading-day average VWAP measured as of the applicable date. There is no stated floor price below which the Conversion Price cannot be adjusted downward, other than a mechanism under which a holder may, at its sole discretion, elect to have the Conversion Price adjusted to the par value of the Common Stock ($0.001 per share) for a given conversion, with a corresponding increase in the principal amount deemed converted so that the number of shares issued is the same as if the Conversion Price had not been so adjusted. As a result, if the market price of our Common Stock declines, the number of shares issuable upon conversion of the Notes will increase, potentially significantly, which would result in further dilution to our existing stockholders.

A dilutive issuance affecting one Note may automatically reprice the Notes held by other, unrelated holders.

The Notes’ full-ratchet anti-dilution provision is triggered by our issuance, sale, or grant of any right to reprice Common Stock or securities convertible into Common Stock — including, by its terms, upon conversion of the Notes themselves — at an effective price lower than the then-current Conversion Price. Because this provision applies across all outstanding Notes and other convertible securities, a transaction affecting only one Note or one holder could constitute a “Dilutive Issuance” that gives every other Noteholder the independent right to reduce its own Conversion Price to match, without further action by us. This could result in a rapid, cascading reduction in the Conversion Price across all outstanding Notes and a corresponding increase in the aggregate number of shares issuable upon conversion, further diluting our existing stockholders.

The number of Shares registered for resale under this prospectus provides a cushion against, but may still not be sufficient to cover, all shares ultimately issuable upon conversion of the Notes.

Because the Conversion Price of the Notes is subject to downward adjustment as described above, and because we are registering approximately 111.3% of the shares issuable upon conversion of the Notes held by our remaining selling stockholders at the initial Conversion Price, the actual number of shares of Common Stock issuable upon conversion of those Notes could still exceed the number of Shares registered hereunder if the Conversion Price is adjusted downward by more than the cushion reflected in that percentage. If so, we would be required to file one or more additional registration statements to register the resale of the excess shares, which we may not be able to do on a timely basis, or at all.

Sales of a substantial number of shares of our Common Stock by the Selling Stockholders, or the perception that such sales may occur, could cause the market price of our Common Stock to decline.

The Shares represent a substantial number of shares relative to our current public float. The Selling Stockholders may sell some, all or none of their Shares at any time following effectiveness of the registration statement of which this prospectus forms a part, and are not restricted as to the timing, manner or size of sales. Sales of a substantial number of Shares in the public market, or the perception that such sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities.

We are not receiving any cash proceeds from the resale of the Shares by the Selling Stockholders.

This is not an offering by us of newly issued shares of Common Stock for cash. We will not receive any proceeds from the resale of Shares by the Selling Stockholders. See “Use of Proceeds.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strength, and other information that is not historical information. When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including without limitation, management’s examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs, or projections will result or be achieved.

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USE OF PROCEEDS

This prospectus relates to the resale of Shares by the Selling Stockholders. We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of Shares by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the Shares offered by this prospectus, and such sales may be made at prevailing market prices, at prices related to prevailing market prices, at negotiated prices or otherwise, as described under “Plan of Distribution.”

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SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the selling stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 15,252,337 shares of our Common Stock.

The Common Stock being offered by the selling stockholders is issuable upon conversion of the Notes described under “The Financings” above. We are registering the Shares to permit the selling stockholders to offer the Shares for resale from time to time. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their Shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Relationships with the Selling Stockholders

Except for the ownership of the Notes and shares of Common Stock issued or issuable in connection with the financings described under “The Financings” above, and except as described below, the selling stockholders have not had any material relationship with us within the past three years. Scott Henry and Nachum Stein are former directors of the Company and are selling stockholders hereunder. Brian Kieser, a director of the Company, who personally invested $1,000,000 in the May 2026 Financing, together with Sequence LifeScience, Inc., an entity affiliated with Mr. Kieser, which invested $5,500,000 in connection with the Celularity transaction described above, and Adam Levy, Ian Blackman, Steve Ciardiello and Steve Glassman, each an executive officer and/or director of the Company, and Adam Drapczuk, the Company’s former Interim Chief Financial Officer and current financial consultant, also hold Notes but are not selling stockholders under this prospectus, having voluntarily agreed to exclude their Notes from this registration statement as described under “The Financings — Voluntary Exclusion of Insider Notes” above. Each of the selling stockholders identified above, and each of the individuals and entities described in the preceding sentence, participated in the financings described under “The Financings” above on the same terms as the other purchasers.

Information About Selling Stockholders Offering

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by each of the selling stockholders.

Under the terms of the Notes, a selling stockholder may not convert its Notes to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 4.99%, or, at the election of the selling stockholder, up to any other percentage specified by the selling stockholder in a notice to the Company (which for Asymmetry Point LP is 19.99%), of our outstanding shares of Common Stock. The number of shares in the second column reflects these limitations, based on 9,747,663 shares of Common Stock outstanding as of August 20, 2026. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering
Bigger Capital Fund, LP	511,955	927,194	—	—%
Auctus Fund LLC	741,955	927,194	230,000	2.4%
District 2 Capital LP	511,955	927,194	—	—%
Brenden Schneck	250,000	185,439	—	—%
Dr. and Mrs. Robert L. Gottlieb	609,348	556,316	97,393	1.0%
Marcel Herbst	525,000	370,877	25,000	0.3%
George Marema	375,000	278,158	—	—%
Rich Myers	500,000	370,877	—	—%
Gary Blum	337,335	185,439	87,335	0.9%
Dr. Chris Mancuso	125,000	92,719	—	—%
Helena Global Investment Opportunities 1 Ltd. (2)	511,955	5,099,567	—	—%
Dr. Arvin Ahuja (Green Pelican LLC)	148,697	92,719	23,697	0.2%
Dr. Neil Chesen	187,500	139,079	—	—%
Prizm Investments LLC	375,000	278,158	—	—%
Nachum Stein (4)	933,405	463,597	421,450	4.3%
Patrick Hannigan	511,955	556,316	—	—%
Asymmetry Point LP (3)	3,160,393	3,708,775	725,000	7.4%
Scott Henry (4)	238,356	92,719	113,356	1.2%

(1) This table and the information in the notes below are based upon information available to the Company and upon 9,747,663 shares of Common Stock issued and outstanding as of August 20, 2026. Any securities not outstanding which are subject to conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities owned by such selling stockholder, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other selling stockholder. Except as otherwise noted, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Helena Global Investment Opportunities 1 Ltd. acquired a portion of its Notes as described under “The Financings — Celularity Note” above.

(3) Asymmetry Point LP is subject to a 19.99% beneficial ownership limitation.

(4) Nachum Stein and Scott Henry are former directors of the Company.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion of the Notes to permit the resale of these shares of Common Stock by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares. We will bear all fees and expenses incident to our obligation to register the Shares.

Each Selling Stockholder and any of their pledgees, assignees and successors-in-interest may sell all or a portion of the Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to prevailing market prices, varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

In addition, the Selling Stockholders may transfer the securities by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The Selling Stockholders may also sell securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge securities to broker-dealers that in turn may sell such securities.

The Selling Stockholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of securities by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to such securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will pay all expenses of the registration of the securities pursuant to the Registration Rights Agreements, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreements, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreements, or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

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DESCRIPTION OF SECURITIES

The following description of our Common Stock and the Notes is a summary and is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, each as amended, the forms of Note, and the forms of Securities Purchase Agreement, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and to applicable Delaware law.

Common Stock

We are authorized to issue 25,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of August 20, 2026, we had 9,747,663 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, are entitled to receive dividends when and if declared by our Board of Directors, and are entitled to share ratably in our assets available for distribution upon liquidation. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

The Notes

Each Note bears interest at 10% per annum (18% per annum upon an Event of Default), payable quarterly in cash or, at the holder’s election, in shares of Common Stock valued at the then-applicable Conversion Price, and matures 18 months after its issuance date. The Notes are convertible at the holder’s option into shares of Common Stock at an initial Conversion Price of $0.60 per share, subject to full-ratchet anti-dilution adjustment and to automatic downward resets on the 12-month anniversary of issuance and at maturity, as described under “The Financings” and “Risk Factors” above. Conversion of the Notes is subject to a 4.99% beneficial ownership blocker (adjustable by a holder to any other percentage specified in a notice to the Company, effective 61 days after such notice).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Quick Law Group PC, Boulder, Colorado.

EXPERTS

The consolidated financial statements of NexGel, Inc. as of and for the years ended December 31, 2025 and 2024, incorporated by reference in this prospectus, which is a part of this registration statement, have been audited by Turner, Stone & Company, L.L.P., an independent registered public accounting firm, as stated in their report (which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern). Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.nexgel.com, through which you can access our SEC filings free of charge as soon as reasonably practicable after we electronically file such material with the SEC. The information on our website is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with it, which may be inspected without charge at the SEC’s website noted above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the Shares is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, as amended by our Annual Report on Form 10-K/A filed with the SEC on April 30, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on August 17, 2026;

●	our definitive proxy statement for our 2026 Annual Meeting of Stockholders, filed with the SEC on June 9, 2026, and our preliminary proxy statement for our Special Meeting of Stockholders, filed with the SEC on August 14, 2026;

●	our Current Reports on Form 8-K filed on January 7, 2026, January 30, 2026, February 11, 2026, March 10, 2026, April 21, 2026, April 24, 2026, April 30, 2026, May 12, 2026, May 15, 2026, July 2, 2026, July 29, 2026 and August 5, 2026, in each case excluding any portions furnished rather than filed pursuant to Item 2.02 or Item 7.01 of Form 8-K; and

●	the description of our Common Stock contained in our registration statement(s) filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

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PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Securities and Exchange Commission registration fee, all the amounts shown are estimates.

Securities and Exchange Commission Registration Fee	$1,263.81
Printing and engraving costs	$—
Legal fees and expenses	$10,000.00
Accounting fees and expenses	$2,500.00
Miscellaneous Fees and Expenses	$—
Total	$13,763.81

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Item 14. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (“DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

As permitted by Section 145 of the Delaware General Corporation Law, our Certificate of Incorporation and Bylaws provide that:

●	We shall indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of us and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

●	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

●	We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

●	We will not be obligated pursuant to our Bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by our Board or brought to enforce a right to indemnification.

The rights conferred in our Certificate of Incorporation and Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees, and agents and to obtain insurance to indemnify such persons.

We may not retroactively amend the bylaw provisions to reduce our indemnification obligations to directors, officers, employees, and agents.

We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Certificate of Incorporation and Bylaws, and we maintain director and officer liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding all sales and issuances of securities by the registrant during the past three years that were not registered under the Securities Act. The descriptions below are intended to summarize, and are qualified in their entirety by reference to, the actual terms of the applicable transaction documents, copies of which are filed as exhibits to this registration statement.

On April 17, 2026, we issued unsecured convertible promissory notes in the aggregate original principal amount of $6,900,000 and warrants to purchase an aggregate of 5,750,000 shares of Common Stock to a group of accredited investors, for aggregate gross proceeds of $6,900,000. Between April 22 and April 23, 2026, we issued an additional $775,000 of Notes and related Warrants to additional accredited investors on the same terms. On July 1, 2026, we issued an additional $1,000,000 of Notes and related Warrants to an existing accredited investor on the same terms. These issuances were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

On April 17, 2026, in connection with Amendment No. 1 to our Asset Purchase and Exclusive License Agreement with Celularity Inc., we issued a convertible promissory note in the original principal amount of $2,500,000 (subsequently issued directly to Helena Global Investment Opportunities 1 Ltd. as described under “The Financings — Celularity Note; Assignment to Helena Global” in the prospectus) and a convertible promissory note in the original principal amount of $2,500,000 to Sequence LifeScience, Inc., together with related common stock purchase warrants, as partial consideration for the transaction. These issuances were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Between May 11 and May 15, 2026, we issued unsecured convertible promissory notes in the aggregate original principal amount of $1,210,000 and warrants to purchase an aggregate of 1,008,334 shares of Common Stock to a group of accredited investors, for aggregate gross proceeds of $1,210,000. These issuances were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

There were no other unregistered sales of securities by the registrant during the past three years.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description
3.1

Amended and Restated Certificate of Incorporation of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on March 11, 2019).

3.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 14, 2019).

3.3

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of NexGel, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 29, 2020).

3.4

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of NexGel, Inc. (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1, filed with the SEC on December 2, 2021).

3.5

Amended and Restated Bylaws of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on March 11, 2019).

4.1	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 21, 2026).

4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed April 21, 2026).

5.1*	Opinion of Quick Law Group PC.

10.1

Asset Purchase and Exclusive License Agreement, dated as of March 6, 2026, by and between NexGel, Inc. and Celularity Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 10, 2026).

10.2

Amendment No. 1 to Asset Purchase and Exclusive License Agreement, dated as of April 17, 2026, by and between NexGel, Inc. and Celularity Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 21, 2026).

10.3

Form of Securities Purchase Agreement, dated as of April 17, 2026, by and among NexGel, Inc. and the Buyers named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed April 21, 2026).

10.4

Form of Registration Rights Agreement, dated as of April 17, 2026, by and among NexGel, Inc. and the Buyers named therein (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed April 21, 2026).

10.5

Form of Securities Purchase Agreement, dated as of May 11, 2026, by and among NexGel, Inc. and the Buyers named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 15, 2026).

10.6

Form of Registration Rights Agreement, dated as of May 11, 2026, by and among NexGel, Inc. and the Buyers named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 15, 2026).

23.1*	Consent of Turner, Stone & Company, L.L.P., independent registered public accounting firm.

23.2*	Consent of Quick Law Group PC (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table.

* Filed herewith.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Langhorne, Commonwealth of Pennsylvania, on August 20, 2026.

NEXGEL, INC.

By:	/s/ Adam Levy
Name:	Adam Levy
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Ian Blackman as his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-1, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Adam Levy	Chief Executive Officer and Director	August 20, 2026
Adam Levy	(Principal Executive Officer)

/s/ Ian Blackman	Chief Financial Officer	August 20, 2026
Ian Blackman	(Principal Financial and Accounting Officer)

/s/ Steven Glassman	Director	August 20, 2026
Steven Glassman

/s/ Steven A. Ciardiello	Director	August 20, 2026
Steven A. Ciardiello

/s/ Brian J. Kieser	Director	August 20, 2026
Brian J. Kieser

/s/ Jerome B. Zeldis	Director	August 20, 2026
Dr. Jerome B. Zeldis

/s/ Kevin M. Harris	Director	August 20, 2026
Kevin M. Harris

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